Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated August 12, 2026

Pricing Supplement No. [ ] dated [ ], 2026

(To WFS Product Supplement No. 10 dated January 20, 2026,

Prospectus Supplement dated February 14, 2025

and Prospectus dated February 14, 2025)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity Linked Notes

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

■ Linked to the lowest performing of the Class A common stock of Alphabet Inc., the common stock of Broadcom Inc., the Class C common stock of Dell Technologies Inc. and the common stock of Tesla, Inc. (each referred to as an “underlying stock”)

■ Unlike ordinary debt securities, the notes do not provide for fixed payments of interest and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the notes pay a contingent coupon and whether the notes are automatically called prior to stated maturity will depend, in each case, on the stock closing price of the lowest performing underlying stock on the relevant calculation day. The lowest performing underlying stock on any calculation day is the underlying stock that has the lowest stock closing price on that calculation day as a percentage of its starting price

■ Contingent Coupon.  The notes will pay a contingent coupon on a monthly basis until the earlier of stated maturity or automatic call if, and only if, the stock closing price of the lowest performing underlying stock on the calculation day for that month is greater than or equal to its coupon threshold price. If the stock closing price of the lowest performing underlying stock on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon for the relevant month. However, if the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, the notes will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the notes. The coupon threshold price for each underlying stock is equal to 75% of its starting price. The contingent coupon will be determined on the pricing date and for each $1,000 face amount of your notes will equal at least $7.625 (equivalent to a contingent coupon rate of at least 9.15% per annum)

■ Automatic Call.  If the stock closing price of the lowest performing underlying stock on any of the calculation days occurring in February, May, August and November of each year, commencing August 2027 and ending May 2031, inclusive, is greater than or equal to its starting price, the notes will be automatically called for the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments

■ Maturity Payment Amount. If the notes are not automatically called prior to stated maturity, you will receive the face amount but you will not participate in any appreciation of any underlying stock and will not receive any dividends on any underlying stock

■ Repayment of principal at maturity regardless of the performance of the lowest performing underlying stock (subject to issuer and guarantor credit risk)

■ Your return on the notes will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each calculation day. You will not benefit in any way from the performance of the better performing underlying stocks. Therefore, you will be adversely affected if any underlying stock performs poorly, even if the other underlying stocks perform favorably

■ All payments on the notes are subject to credit risk, and you will have no ability to pursue any underlying stock issuer for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■ No exchange listing; designed to be held to maturity

The estimated value of your notes at the time the terms of your notes are set on the pricing date is expected to be between $885 and $925 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your notes, if it makes a market in the notes, see page PS-10.

The notes have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-10.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Note	$1,000.00	up to $33.25	$966.75
Total

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-27.

(2) In addition to the 3.325%, GS&Co. may pay to selected securities dealers a fee of up to 0.30% of the face amount in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Terms of the Notes

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measures:

The Class A common stock of Alphabet Inc. (current Bloomberg ticker: “GOOGL UW”), the common stock of Broadcom Inc. (current Bloomberg ticker: “AVGO UW”), the Class C common stock of Dell Technologies Inc. (current Bloomberg ticker: “DELL UN”) and the common stock of Tesla, Inc. (current Bloomberg ticker: “TSLA UW”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”).

Pricing Date*:	August 21, 2026.
Original Issue Date*:	August 26, 2026.
Original Offering Price:	$1,000 per note.
Face Amount:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, in addition to the final contingent coupon payment, if any, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the maturity payment amount.

Contingent Coupon Payment:

Subject to the automatic call, on each contingent coupon payment date, for each $1,000 of the outstanding face amount, you will receive a contingent coupon payment equal to at least $7.625 (equivalent to a contingent coupon rate of at least 9.15% per annum) (set on the pricing date) if, and only if, the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price. In addition, if the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, on the contingent coupon payment date related to such subsequent calculation day you will receive the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid).

The contingent coupon payment and any previously unpaid contingent coupon payments (if any) on any contingent coupon payment date will be paid to the person in whose name this note is registered as of the close of business on the regular record date for such contingent coupon payment date. If the contingent coupon payment (and any previously unpaid contingent coupon payments, if due) is due at maturity but on a day that is not a contingent coupon payment date, the contingent coupon payment (and any previously unpaid contingent coupon payments, if due) will be paid to the person entitled to receive the principal of this note.

If the stock closing price of the lowest performing underlying stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the stock closing price of the lowest performing underlying stock on a calculation day is less than its coupon threshold price and the stock closing price of the lowest performing underlying stock on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive any unpaid contingent coupon payment in respect of any of those calculation days. In addition, if the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the notes.

Contingent Coupon Payment Dates:

Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Automatic Call:

If the stock closing price of the lowest performing underlying stock on any call date is greater than or equal to its starting price, the notes will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per note in U.S. dollars equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments. The notes will not be subject to automatic call until the August 2027 calculation day.

If the notes are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the notes after such call settlement date. You will not receive any notice from us if the notes are automatically called.

Calculation Days*:

Monthly, on the 21st day of each month, commencing September 2026 and ending July 2031, and the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to August 21, 2031 as the “final calculation day.”

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Call Dates:	Quarterly; the calculation days occurring in February, May, August and November of each year commencing in August 2027 and ending in May 2031, inclusive.
Call Settlement Date:	The contingent coupon payment date immediately following the applicable call date.
Stated Maturity Date*:	August 26, 2031, subject to postponement. The notes are not subject to repayment at the option of any holder of the notes prior to the stated maturity date.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Maturity Payment Amount:

If the notes are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per note in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if due). The “maturity payment amount” per note will equal $1,000.

Any return on the notes will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any underlying stock.
Lowest Performing Underlying Stock:	For any calculation day, the “lowest performing underlying stock” will be the underlying stock with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an underlying stock on any calculation day, its stock closing price on such calculation day divided by its starting price (expressed as a percentage).
Stock Closing Price:

With respect to each underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:

With respect to the Class A common stock of Alphabet Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of Broadcom Inc.: $ , its stock closing price on the pricing date.

With respect to the Class C common stock of Dell Technologies Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of Tesla, Inc.: $ , its stock closing price on the pricing date.

Coupon Threshold Price:	With respect to an underlying stock, 75% of its starting price.

____________________

*To the extent that we make any change to the expected pricing date or expected original issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the notes remains the same.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Market Disruption Events and Postponement Provisions:

Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Notes Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Regular Record Dates:	The scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)
Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close. A day is a scheduled business day if, as of the pricing date, such day is scheduled to be a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate and Overdue Coupon Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40058LB33

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Additional Information About the Issuer, the Guarantor and the Notes

You should read this pricing supplement together with WFS product supplement No. 10 dated January 20, 2026, the prospectus supplement dated February 14, 2025 and the prospectus dated February 14, 2025 for additional information about the notes. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 10 dated January 20, 2026:

https://www.sec.gov/Archives/edgar/data/886982/000119312526016246/wfs_productsupp_10_2025_.htm

• Prospectus Supplement dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

• Prospectus dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Notes

The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $885 and $925 per $1,000 face amount, which is less than the original offering price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $ per $1,000 face amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Investor Considerations

The notes are not appropriate for all investors. The notes may be an appropriate investment for investors who:

•
seek an investment with contingent coupon payments of at least $7.625 per note (equivalent to a contingent coupon rate of at least 9.15% per annum) (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the stock closing price of the lowest performing underlying stock on the applicable calculation day is greater than or equal to its coupon threshold price;
•
are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the notes;
•
understand that the notes may be automatically called prior to stated maturity and that the term of the notes may be reduced;
•
understand that the return on the notes will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;
•
understand that the notes are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;
•
are willing to forgo participation in any appreciation of any underlying stock and dividends on the underlying stocks; and
•
are willing to hold the notes until maturity.

The notes may not be an appropriate investment for investors who:

•
seek a liquid investment or are unable or unwilling to hold the notes to maturity;
•
seek a note with a fixed term;
•
are unwilling to purchase notes with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
•
seek certainty of current income over the term of the notes;
•
seek exposure to the upside performance of any or each underlying stock;
•
seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;
•
are unwilling to accept the risk of exposure to the underlying stocks;
•
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc.; or
•
prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the notes. For more information about the underlying stocks, please see the sections titled “Alphabet Inc.”, “Broadcom Inc.”, “Dell Technologies Inc.” and “Tesla, Inc.” below.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Determining Payment On a Contingent Coupon Payment Date and at Maturity

If the notes have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing underlying stock on the related calculation day.

Step 1: Determine which underlying stock is the lowest performing underlying stock on the relevant calculation day. The lowest performing underlying stock on any calculation day is the underlying stock with the lowest performance factor on that calculation day. The performance factor of an underlying stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon (including any previously unpaid contingent coupons) is paid on the applicable contingent coupon payment date based on the stock closing price of the lowest performing underlying stock on the relevant calculation day, as follows:

If the notes have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if due) a cash payment per note (the maturity payment amount) equal to the face amount.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Selected Risk Considerations

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Risk Factors” in the accompanying WFS product supplement No. 10. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying WFS product supplement No. 10. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlying stocks. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Notes.

The original offering price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Notes”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the pricing date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the notes. See “Risk Factors — Your Notes May Not Have an Active Trading Market” in the accompanying product supplement.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the contingent coupons (if any) will be based on the performance of each underlying stock, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

You May Receive Only the Face Amount of Your Notes at Maturity.

Assuming your notes are not automatically called, the maturity payment amount will be limited to the face amount.

The overall return you earn on your notes may be less than you would have earned by investing in a note with the same stated maturity that bears interest at the prevailing market rate.

Also, the market price of your notes prior to a call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

You May Not Receive a Contingent Coupon on Any Contingent Coupon Payment Date.

If the stock closing price of any underlying stock on the related calculation day is less than its coupon threshold price, you will not receive a coupon payment on the applicable contingent coupon payment date. If this occurs on every calculation day, the overall return you earn on your notes will be zero and such return will be less than you would have earned by investing in a note that bears interest at the prevailing market rate.

You will only receive a contingent coupon (plus any previously unpaid contingent coupon payments, without interest on such amounts previously unpaid) on a contingent coupon payment date if the stock closing price of each underlying stock on the related calculation day is greater than or equal to its coupon threshold price. You should be aware that, with respect to any prior calculation days that did not result in the payment of a contingent coupon, you will not be compensated for any opportunity cost implied by inflation and other factors relating to the time value of money. Further, there is no guarantee that you will receive any contingent coupon payment with respect to the notes at any time.

Because the Notes Are Linked to the Performance of the Lowest Performing Underlying Stock, You Have a Greater Risk of Receiving No Contingent Coupons Than If the Notes Were Linked to Just One Underlying Stock.

The risk that you will not receive any contingent coupons is greater if you invest in the notes as opposed to substantially similar notes that are linked to the performance of just one underlying stock. With multiple underlying stocks, it is more likely that at least one underlying stock will close below its coupon threshold price on any calculation day than if the notes were linked to only one underlying stock. Therefore, it is more likely that you will not receive any contingent coupons.

Movements in the values of the underlying stocks may be correlated or uncorrelated at different times during the term of the notes and, if there is correlation, such correlation may be positive (the underlying stocks move in the same direction) or negative (the underlying stocks move in reverse directions). You should not take the historical correlation (or lack thereof) of the underlying stocks as an indication of the future correlation, if any, of the underlying stocks. Such correlation could have an adverse effect on your return on the notes. For example, if the underlying stocks are negatively correlated on a calculation day and the price of one underlying stock increases, it is likely that the other underlying stock will decrease and such decrease could cause one or both of the underlying stocks to close below its coupon threshold price on a calculation day. In addition, although the correlation of the underlying stocks’ performance may change over the term of the notes, the contingent coupon is determined, in part, based on the correlation of the underlying stocks' performance at the time when the terms of the notes are finalized. As discussed below in “A Higher Contingent Coupon and/or a Lower Coupon Threshold Price May Reflect Greater Expected Volatility of the Underlying Stocks, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underlying Stocks”, higher contingent coupons indicate a greater potential for missed contingent coupons, which are risks generally associated with underlying stocks that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the notes are set and the performance of the notes.

A Higher Contingent Coupon and/or a Lower Coupon Threshold Price May Reflect Greater Expected Volatility of the Underlying Stocks, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underlying Stocks.

The economic terms for the notes, including the contingent coupon and the coupon threshold price, are based, in part, on the expected volatility of each underlying stock at the time the terms of the notes are set. “Volatility” refers to the frequency and magnitude of changes in the prices of the underlying stocks.

Higher expected volatility with respect to each underlying stock as of the pricing date generally indicates a greater expectation as of that date that the stock closing price of the underlying stock on any calculation day will be less than its coupon threshold price, which would result in the nonpayment of the contingent coupon. At the time the terms of the notes are set, higher expected volatility will generally be reflected in a higher contingent coupon and/or a lower coupon threshold price, as compared to otherwise comparable notes issued by the same issuer with the same maturity (taking into account any ability of the issuer to redeem the notes prior to maturity) but with one or more different underlying stocks. However, there is no guarantee that the higher contingent coupon or lower coupon

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

threshold price set for your notes on the pricing date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of receiving no contingent coupon on any contingent coupon payment date.

A relatively higher contingent coupon (as compared to otherwise comparable notes), which would increase the positive return if the stock closing price of each underlying stock is greater than or equal to its coupon threshold price on a calculation day, or a relatively lower coupon threshold price, which would increase the amount that an underlying stock could decrease on a calculation day before the notes become ineligible for a particular coupon payment, may generally indicate an increased risk that the price of each underlying stock will decrease substantially, which would result in the nonpayment of the contingent coupon on some or all of the contingent coupon payment dates.

You should not take the historical volatility of any underlying stock as an indication of its future volatility. You should be willing to accept the potential to not receive some contingent coupons and to receive only the face amount of your investment in the notes.

Your Notes Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your notes on a call settlement date if, as measured on any call date, the stock closing price of each underlying stock is greater than or equal to its starting price. Therefore, the term for your notes may be reduced. You will not receive any additional contingent coupon payments after the notes are automatically called and you may not be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to maturity. For the avoidance of doubt, if your notes are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Contingent Coupon Does Not Reflect the Actual Performance of the Underlying Stocks from the Pricing Date to Any Calculation Day or from Calculation Day to Calculation Day.

The contingent coupon for each contingent coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the stock closing prices of the underlying stocks between the pricing date and any calculation day or between two calculation days. Accordingly, the contingent coupons, if any, on the notes may be less than the return you could earn on another instrument linked to the underlying stocks that pays coupons based on the performance of the underlying stocks from the pricing date to any calculation day or from calculation day to calculation day.

The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors.

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose and were able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your notes, including:

●
the prices of the underlying stocks;
●
the volatility — i.e., the frequency and magnitude of changes — in the prices of the underlying stocks;
●
the correlation among the underlying stocks — i.e., the extent to which the prices of the underlying stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes;
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the dividend rates of the underlying stocks;
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economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the underlying stocks are a part, and which may affect the prices of the underlying stocks;
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interest rates and yield rates in the market;
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the time remaining until your notes mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market-making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes or less than you would have received had you held your notes to maturity.

You cannot predict the future prices of the underlying stocks based on their historical fluctuations. The actual prices of the underlying stocks over the life of the notes may bear little or no relation to the historical closing prices of the underlying stocks or to the hypothetical examples shown elsewhere in this pricing supplement.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

We Will Not Hold Shares of the Underlying Stocks for Your Benefit

The indenture governing your note does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the underlying stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the underlying stocks for your benefit in order to enable you to exchange your note for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the underlying stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Have No Shareholder Rights or Rights to Receive Any Underlying Stock.

Investing in your notes will not make you a holder of any of the underlying stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the underlying stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying stocks or any other rights of a holder of any shares of the underlying stocks. Your notes will be paid in cash, as will any coupon payments, and you will have no right to receive delivery of any shares of the underlying stocks.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes.

We Intend to Treat Your Notes as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes.

We intend to treat your notes as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, subject to any positive or negative adjustments based on the actual payments on the notes. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, exchange, redemption or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. Please see “Supplemental Discussion of U.S. Federal Income Tax Considerations” below for a more detailed discussion. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid (and whether any previously unpaid contingent coupon payments will be paid) and whether the notes will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The following examples assume that the hypothetical calculation day is also a call date. The notes will not be subject to automatic call until the August 2027 calculation day. The following examples reflect a hypothetical contingent coupon of $7.625 (equivalent to a contingent coupon rate of 9.15% per annum) (the lowest possible contingent coupon that may be determined on the pricing date) and assume the hypothetical starting price, coupon threshold price and stock closing prices for each underlying stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. The hypothetical starting price of $100.00 for each underlying stock has been chosen for illustrative purposes only and does not represent the actual starting price for any underlying stock. The actual starting price and coupon threshold price for each underlying stock will be determined on the pricing date and will be set forth under “Terms of the Notes” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Hypothetical Calculation Day #1. The stock closing price of the lowest performing underlying stock on hypothetical calculation day #1 is greater than or equal to its coupon threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the notes are not automatically called.

	Class A Common Stock of Alphabet Inc.	Common Stock of Broadcom Inc.	Class C Common Stock of Dell Technologies, Inc.	Common Stock of Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$90.00	$85.00	$90.00	$95.00
Hypothetical coupon threshold price:	$75.00	$75.00	$75.00	$75.00
Performance factor (stock closing price on calculation day divided by starting price):	90.00%	85.00%	90.00%	95.00%

Step 1: Determine which underlying stock is the lowest performing underlying stock on hypothetical calculation day #1.

In this example, the common stock of Broadcom Inc. has the lowest performance factor and is, therefore, the lowest performing underlying stock on hypothetical calculation day #1.

Step 2: Determine whether a contingent coupon payment will be paid and whether the notes will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing underlying stock on hypothetical calculation day #1 is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment of $7.625 per note on the applicable contingent coupon payment date and the notes would not be automatically called.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Example 2. Hypothetical Calculation Day #2. The stock closing price of the lowest performing underlying stock on hypothetical calculation day #2 is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the notes are not automatically called.

	Class A Common Stock of Alphabet Inc.	Common Stock of Broadcom Inc.	Class C Common Stock of Dell Technologies, Inc.	Common Stock of Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$125.00	$110.00	$115.00	$55.00
Hypothetical coupon threshold price:	$75.00	$75.00	$75.00	$75.00
Performance factor (stock closing price on calculation day divided by starting price):	125.00%	110.00%	115.00%	55.00%

Step 1: Determine which underlying stock is the lowest performing underlying stock on hypothetical calculation day #2.

In this example, the common stock of Tesla, Inc. has the lowest performance factor and is, therefore, the lowest performing underlying stock on hypothetical calculation day #2.

Step 2: Determine whether a contingent coupon payment will be paid and whether the notes will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing underlying stock on hypothetical calculation day #2 is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the notes would not be automatically called, even though the stock closing prices of the better performing underlying stocks on the relevant calculation day are greater than their starting prices. As this example illustrates, whether you receive a contingent coupon payment and whether the notes are automatically called on a contingent coupon payment date will depend solely on the stock closing price of the lowest performing underlying stock on the relevant calculation day. The performance of the better performing underlying stocks are not relevant to your return on the notes.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Example 3. Hypothetical Calculation Day #3. The stock closing price of the lowest performing underlying stock on hypothetical calculation day #3 is greater than or equal to its starting price. As a result, the notes are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment (plus the previously unpaid contingent coupon payment).

	Class A Common Stock of Alphabet Inc.	Common Stock of Broadcom Inc.	Class C Common Stock of Dell Technologies, Inc.	Common Stock of Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$105.00	$110.00	$115.00	$120.00
Hypothetical coupon threshold price:	$75.00	$75.00	$75.00	$75.00
Performance factor (stock closing price on calculation day divided by starting price):	105.00%	110.00%	115.00%	120.00%

Step 1: Determine which underlying stock is the lowest performing underlying stock on hypothetical calculation day #3.

In this example, the Class A common stock of Alphabet Inc. has the lowest performance factor and is, therefore, the lowest performing underlying stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the notes will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing underlying stock on hypothetical calculation day #3 is greater than or equal to its starting price, the notes would be automatically called and you would receive the face amount plus a final contingent coupon payment and the previously unpaid contingent coupon payment. Because no contingent coupon payment was receive in connection with hypothetical calculation day #2, you would also receive the previously unpaid contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,015.25 per note.

You will not receive any further payments after the call settlement date.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Information About the Underlying Stocks

Where Information About the Underlying Stock Issuers Can Be Obtained

The underlying stocks are registered under the Securities Exchange Act of 1934. Companies with notes registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying stock issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov.

Information about the underlying stock issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the underlying stock issuers with the SEC.

We Obtained the Information About the Underlying Stock Issuers From the Underlying Stock Issuers’ Public Filings

This pricing supplement relates only to your note and does not relate to the underlying stocks or other notes of the underlying stock issuers. We have derived all information about the underlying stock issuers in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying stock issuers in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement - including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying stocks - have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuers could affect the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stocks.

We or any of our affiliates may currently or from time to time engage in business with the underlying stock issuers, including making loans to or equity investments in the underlying stock issuers or providing advisory services to the underlying stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuers and, in addition, one or more of our affiliates may publish research reports about the underlying stock issuers. As an investor in a note, you should undertake such independent investigation of the underlying stock issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Alphabet Inc.

According to publicly available information, Alphabet Inc. is a collection of businesses – the largest of which is Google. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37580.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving any contingent coupon payments.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2021 through August 10, 2026, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for Alphabet Inc. in the graph below have been adjusted for a 20-for-1 stock split that became effective before the market open on July 15, 2022.

Historical Performance of Alphabet Inc. – Class A

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Broadcom Inc.

According to publicly available information, Broadcom Inc. designs, develops and supplies a broad range of semiconductor and semiconductor-based solutions and infrastructure software solutions. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38449.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving any contingent coupon payments.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2021 through August 10, 2026, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for Broadcom Inc. in the graph below have been adjusted for a 10-for-1 stock split that became effective before the market open on July 15, 2024.

Historical Performance of Broadcom Inc.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Dell Technologies Inc.

According to publicly available information, Dell Technologies Inc. is in the global technology industry and is focused on providing broad and innovative technology solutions for the data and artificial intelligence era. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37867.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving any contingent coupon payments.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2021 through August 10, 2026, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Dell Technologies Inc.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Tesla, Inc.

According to publicly available information, Tesla, Inc. designs, develops, manufactures, sells and leases fully electric vehicles and energy generation and storage systems. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34756.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving any contingent coupon payments.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2021 through August 10, 2026, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for Tesla, Inc. in the graph below have been adjusted for a 3-for-1 stock split that became effective before the market open on August 25, 2022.

Historical Performance of Tesla, Inc.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
●
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●
a bank;
●
a life insurance company;
●
a tax exempt organization;
●
a partnership;
●
a regulated investment company;
●
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●
a person that owns a note as a hedge or that is hedged against interest rate risks;
●
a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
●
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— Non-United States Holders” below.

We intend to treat your notes as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. Under these rules, you will only accrue interest based on the comparable yield. You will not have to separately include the amount of coupon payments that you receive, except to the extent of any positive or negative adjustments discussed below.

It is not entirely clear how, under the rules governing contingent payment debt instruments, the maturity date for debt instruments (such as your notes) that provide for the possibility of early redemption should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your notes (and we intend to make the computation in such a manner) based on the assumption that your notes will remain outstanding until the stated maturity date.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

We have determined that the comparable yield for the notes is equal to % per annum, compounded monthly. We have determined that the projected payment schedule consists of estimates of the monthly coupon payments (as set forth in the table below) and a projected payment at maturity (including the final estimated monthly coupon payment) of $ based on an investment of $1,000.

Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary income, not taking into account any positive or negative adjustments you may be required to take into account based on the actual payments on the notes, from the note each year:

Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 note)	Total Interest Deemed to Have Accrued from Original Issue Date (per $1,000 note) as of End of Accrual Period through December 31, 2026
January 1, 2027 through December 31, 2027
January 1, 2028 through December 31, 2028
January 1, 2029 through December 31, 2029
January 1, 2030 through December 31, 2030 January 1, 2031 through

In addition, we have determined the projected payments for your notes as follows:

Taxable Year	Payment in January	Payment in February	Payment in March	Payment in April	Payment in May	Payment in June	Payment in July	Payment in August	Payment in September	Payment in October	Payment in November	Payment in December
2026	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$	$	$	$
2027	$	$	$	$	$	$	$	$	$	$	$	$
2028	$	$	$	$	$	$	$	$	$	$	$	$
2029	$	$	$	$	$	$	$	$	$	$	$	$
2030	$	$	$	$	$	$	$	$	$	$	$	$
2031	$	$	$	$	$	$	$	$	N/A	N/A	N/A	N/A

You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If, during any taxable year, the actual payments with respect to the notes exceed the projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent payment debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If, during any taxable year, the actual payments with respect to the notes are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent payment debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce your interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, redemption or maturity of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Furthermore, it is possible that any Form 1099-OID you receive in respect of the notes may not take net negative or positive adjustments into account and therefore may overstate or understate your interest inclusions. You should consult your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment debt instruments) as of the time you purchase your notes, decreased by the projected amount of any contingent payments previously made with respect to the notes. The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.

If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon sale, exchange, redemption or maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon sale, exchange, redemption or maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), decreased by the projected amount of any contingent payments previously made to you with respect to your notes and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

Any gain you recognize upon the sale, exchange, redemption or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Non-United States Holders

If you are a non-United States holder, please see the discussion under “United States Taxation —Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. You are a non-United States holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and amounts you receive upon the sale, exchange, redemption or maturity

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying stocks during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any coupon payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Market Linked Notes—Auto-Callable with Contingent Coupon with Memory Feature and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Class C Common Stock of Dell Technologies Inc. and the Common Stock of Tesla, Inc. due August 26, 2031

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-41 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the notes. WFS will receive the underwriting discount of up to 3.325% of the aggregate face amount of the notes sold (up to $33.25 per $1,000 face amount of notes). The agent may resell the notes to Wells Fargo Advisors (“WFA”) at the original offering price of the notes less a concession of 2.00% of the aggregate face amount of the notes ($20.00 per $1,000 face amount of notes). In addition to the selling concession received by WFA, WFS advises that WFA may also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a note WFA sells ($0.75 per $1,000 face amount of notes). In addition, in respect of certain notes sold in this offering, GS&Co. may pay a fee of up to 0.30% of the aggregate face amount of the notes sold (up to $3.00 per $1,000 face amount of notes) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the notes against payment therefor in New York, New York on the original issue date set forth on the cover page of this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

For information related to hedging activities, see “Risk Factors — Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the notes. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.